SECURITY BENEFIT®	Security Benefit BridgePoint Variable Annuity Application
Issued by Security Benefit Life Insurance Company. Questions? Call our National Service Center at 1-800-888-2461.

Instructions
Complete the entire form to establish a new BridgePoint Variable Annuity Contract. Please type or print.

1. Choose Type of Annuity Contract
Please select the annuity type: m Non-Qualified m 403(b) TSA m Roth 403(b) TSA m Traditional IRA m Roth IRA
Initial Contribution $
For IRAs only: Current Year $	Prior Year $	Rollover $

2. Provide Annuitant Information
Name of Annuitant				m Male m Female
	First	MI	Last
Mailing Address
	Street Address	City	State	ZIP Code
Residential Address
(if different from mailing address) Street Address	City	State	ZIP Code
Social Security Number/Tax I.D. Number	Date of Birth
(mm/dd/yyyy)
Daytime Phone Number	Home Phone Number
Email Address

3. Provide Contractowner Information
❒ Same as Annuitant
Name of Contractowner				m Male m Female
	First	MI	Last
Mailing Address
	Street Address	City	State	ZIP Code
Residential Address
(if different from mailing address) Street Address	City	State	ZIP Code
Social Security Number/Tax I.D. Number	Date of Birth
(mm/dd/yyyy)
Daytime Phone Number	Home Phone Number
Email Address

4. Provide Joint Owner Information
Name of Joint Owner				m Male m Female
	First	MI	Last
Mailing Address
	Street Address	City	State	ZIP Code
Residential Address
(if different from mailing address) Street Address	City	State	ZIP Code
Social Security Number/Tax I.D. Number	Date of Birth
(mm/dd/yyyy)
Daytime Phone Number	Home Phone Number

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5. Provide Primary and Secondary Beneficiary(ies)
For additional Primary Beneficiaries, please attach a separate list to the end of this application.
	Primary Beneficiary			Social	DOB	Relationship to	%
	Name	Address (city, state, zip)	Phone No.	Security No.	(mm/dd/yyyy)	Owner	of Benefit
1.
2.
3.
For additional Secondary Beneficiaries, please attach a separate list to the end of this application.
	Secondary Beneficiary			Social	DOB	Relationship to	%
	Name	Address (city, state, zip)	Phone No.	Security No.	(mm/dd/yyyy)	Owner	of Benefit
1.
2.
3.

6. Provide Replacement Information
Do you currently have any existing annuity or insurance policies? m Yes m No
Does this proposed contract replace or change any existing annuity or insurance policy? m Yes m No
If yes, please list the company and policy number.

Company Name	Policy Number

7. Choose Optional Riders
❒ 4 Year Schedule (The Fixed Account is not available with this option.)
❒ 7 Year Schedule

8. Choose Optional Riders
❒ Return of Premium Rider
❒ Guaranteed Lifetime Withdrawal Benefit (GLWB) Rider

If you choose the GLWB Rider, you must select from the following investment options. Please use whole percentages totaling 100%.

%	American Funds IS® Managed Risk Asset Allocation
%	American Funds IS® Managed Risk Blue Chip Income and Growth
%	American Funds IS® Managed Risk Growth-Income
%	TOPS® Managed Risk Balanced ETF Portfolio
%	TOPS® Managed Risk Growth ETF Portfolio
%	TOPS® Managed Risk Moderate Growth ETF Portfolio
Must Total 100%

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9. Indicate Investment Directions

If you have not elected the GLWB Rider, please indicate your investment preferences below. Please use whole percentages totaling 100%

%	American Century VP Ultra®	%	Guggenheim VIF High Yield	%	Oppenheimer Global Fund/VA
%	American Century VP Value	%	Guggenheim VIF Long Short	%	Oppenheimer International Growth
%	American Funds IS® Asset		Equity		Fund/VA
	Allocation	%	Guggenheim VIF Multi-Hedge	%	PIMCO VIT All Asset
%	American Funds IS® Global		Strategies	%	PIMCO VIT CommodityRealReturn
	Growth	%	Guggenheim VIF StylePlus Mid		Strategy
%	American Funds IS® International		Growth	%	PIMCO VIT Emerging Markets
%	American Funds IS® Managed	%	Guggenheim VIF StylePlus Small		Bond
	Risk Asset Allocation		Growth	%	PIMCO VIT Real Return
%	American Funds IS® Managed	%	Guggenheim VIF Total Return	%	Putnam VT International Equity
	Risk Blue Chip Income and Growth		Bond	%	Putnam VT Investors
%	American Funds IS® Managed	%	Invesco V.I. American Value	%	Putnam VT Small Cap Value
	Risk Growth-Income	%	Invesco V.I. Comstock	%	Templeton Foreign VIP
%	American Funds IS® New World	%	Invesco V.I. Equity and Income	%	Templeton Global Bond VIP
%	BlackRock Global Allocation V.I.	%	Invesco V.I. Global Real Estate	%	TOPS® Balanced ETF Portfolio
%	BlackRock iShares® Alternative	%	Invesco V.I. Government	%	TOPS® Conservative ETF Portfolio
	Strategies V.I.		Securities	%	TOPS® Growth ETF Portfolio
%	BlackRock iShares® Dynamic	%	Invesco V.I. Mid Cap Growth	%	TOPS® Managed Risk Balanced
	Allocation V.I.	%	Invesco V.I. S&P 500 Index		ETF Portfolio
%	ClearBridge Variable Aggressive	%	Ivy Funds VIP Asset Strategy	%	TOPS® Managed Risk Growth
	Growth	%	JPMorgan Insurance Trust Intrepid		ETF Portfolio
%	Dreyfus IP MidCap Stock		MidCap Portfolio	%	TOPS® Managed Risk Moderate
%	Dreyfus IP Small Cap Stock Index	%	JPMorgan Insurance Trust Small		Growth ETF Portfolio
%	Dreyfus VIF International Equity		Cap Core Portfolio	%	TOPS® Moderate Growth ETF
%	Eaton Vance VT Floating-Rate	%	JPMorgan Insurance Trust US		Portfolio
	Income		Equity Portfolio	%	Fixed Account*
%	Franklin Income VIP	%	Lord Abbett Series Bond-
%	Franklin Mutual		Debenture VC
	Global Discovery VIP	%	Lord Abbett Series Developing	Must Total 100%
%	Guggenheim VIF Floating Rate		Growth VC
	Strategies	%	Neuberger Berman AMT M/C
%	Guggenheim VIF Global Managed		Intrinsic Value
	Futures Strategy	%	Oppenheimer Core Bond Fund/VA

* Not available if you selected the 4 year Surrender Charge Period in Section 7.

Please Continue

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10. Salary Information
Please complete this section ONLY if you are contributing through salary reduction and/or deduction.
Contribution Amount (select all that apply):
❒ Pre-tax Qualified Contribution of $ _______________ per year or __________ % per pay period.
❒ After-tax Roth Contribution of $ _______________ per year or __________ % per pay period.
Beginning:		Please skip the following month(s):
Date (mm/dd/yyyy)
Will your employer match contributions? m Yes m No
Employer Name
Mailing Address
	Street Address	City	State	ZIP Code
Billing Statement Address
(if different from above) Street Address	City	State	ZIP Code

11. Set Up Electronic Privileges

Transactions may be requested via telephone, Internet, or other electronic means by the Owner and/or servicing sales representative.
❒ I do NOT wish to authorize electronic privileges.

12. Statement of Understanding
I have been given a current prospectus that describes the Contract for which I am applying. I understand that annuity payments and withdrawal values, if any, when based on the investment experience of the Investment Options are variable and dollar amounts are not guaranteed and that any benefits, values or payments based on performance of the Investment Options may vary and are NOT guaranteed by the U.S. Government or any State Government; and are NOT federally insured by the FDIC, the Federal Reserve Board or any other agency, Federal or State. I further understand that I bear all investment risk unless some of my funds are placed in the Security Benefit Fixed Account.
If my annuity contract qualifies under Section 403(b), I declare that I know: (1) the limits on withdrawals from my Contract imposed by Section 403(b)(11) of the Internal Revenue Code; and (2) the investment choices available under my employer's Section 403(b) plan to which I may elect to transfer my account balance. I understand that the amount paid and the application must be acceptable to Security Benefit under its rules and practices. If they are, the contract applied for will be in effect on the Contract Date. If they are not, Security Benefit will be liable only for the return of the amount paid.
In the event my application or other documents required for issuing the annuity contract are not in good order (meaning the company is unable to process it and apply my purchase payment) and cannot be made in good order within 5 valuation days of receipt of the initial purchase payment at the Home Office, I authorize Security Benefit Life Insurance Company to retain the purchase payment until the application and other required documents are complete, or until further notification from me. I understand that if the application or other required documents are not completed within 30 days, the initial purchase payment will be returned.
❒ Check this box to receive a Statement of Additional Information.

Please Continue

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13. Incentives and Other Considerations

Have you or the annuitant been offered any cash incentive or other consideration (such as free insurance) as an inducement to apply for this annuity contract? m Yes m No

Does the owner have an insurable interest in the annuitant? m Yes m No

14. Provide Signature

My signature below indicates the information provided within the application is accurate and true, including my tax identification number.

Tax Identification Number Certification
Instructions: You must cross out item (2) in the below paragraph if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return. For contributions to an individual retirement arrangement (IRA), and generally payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct Tax Identification Number.
Under penalties of perjury I certify that (1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends or the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. citizen or other U.S. person (as defined in the IRS Form W-9 instructions).
The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X
	Signature of Owner	Date (mm/dd/yyyy)	Signed at (City/State)

X
	Signature of Joint Owner	Date (mm/dd/yyyy)
Please Continue

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Registered Representative/Dealer Information

Will the Annuity being purchased replace any prior insurance or annuities of this or any other Company?
m	No, to the best of my knowledge, this application is not involved in the replacement of any life insurance or annuity contract, as defined in applicable insurance department regulations.
m
Yes. If yes, please comment below. I have complied with the requirements for disclosure and/or replacements.
(Submit a copy of the Replacement Notice with this application and leave the applicant a copy of any written material presented to the applicant.)

Comments:

Print Name of Representative
X
	Signature of Representative	Date (mm/dd/yyyy)
Address
	Street Address	City	State	ZIP Code
Daytime Phone Number	Email Address

Representative License I.D. Number
Print Name of Broker/Dealer
For Registered Representative’s Use Only
Option: ❒ A ❒ B (default) ❒ C ❒ D

Only options A and B are available with the 4 year CDSC option. Option A is the only available option with the 0 year Alternate Withdrawal Charge Rider.

Consent to Receive Prospectus in Electronic Format

Check the appropriate box below.

m
I hereby consent to electronic initial delivery of the Variable Annuity Prospectus and underlying fund prospectuses. I agree that I have access to a personal computer capable of running Adobe Reader 7.0 (and above) and that I am able to access the Prospectuses stored on the CD-ROM provided to me. I understand that I may request a free paper copy of the Prospectuses at any time by calling 1-800-888-2461.

m	I received a paper copy of the Variable Annuity Prospectus and have or will receive a paper copy of any of the underlying fund prospectuses.

Mail to: Security Benefit Life Insurance Company P.O. Box 750497 Topeka, Kansas 66675-0497 Fax to: 1-785-368-1772	For expedited or overnight delivery: Security Benefit Mail Zone 497 One Security Benefit Place Topeka, Kansas 66636-0001
Visit us online at www.securitybenefit.com
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SECURITY BENEFIT®	Variable Annuity Application Application
State Fraud Disclosures

Any person who, with intent to defraud or knowing that he/she is facilitating fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud. This state fraud disclosure applies to all jurisdictions except KS, MN and the states listed below.
D.C. Only – WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits, if false information materially related to a claim was provided by the applicant.

DE Residents please note: the contract issued based on this Application will be administered in adherence with Delaware’s Civil Union and Equality Act of 2011.  However, the Civil Union and Equality Act of 2011 does not supersede federal tax law and the Defense of Marriage Act which provide for disparate tax treatment between opposite-sex spouses and same-sex spouses and civil union partners.

Important Information About Procedures for Opening a New Account
To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.
What this means to you: When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents.

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